As filed with the Securities and Exchange Commission on September 26, 2003

                                             Registration No. 333-
= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                     -------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    --------
                                WELLCHOICE, INC.
             (Exact Name of Registrant as Specified in its Charter)

                         Delaware                            71-0901607
               (State or other jurisdiction of            (I.R.S. Employer
               incorporation or organization)             Identification No.)

                               11 West 42nd Street
                            New York, New York 10036
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

                  WELLCHOICE, INC. 2003 OMNIBUS INCENTIVE PLAN
               WELLCHOICE, INC. 2003 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

      Michael A. Stocker, M.D.                           Linda V. Tiano, Esq.
      Chief Executive Officer                            Seth I. Truwit, Esq.
         WellChoice, Inc.            Copies to:            WellChoice, Inc.
       11 West 42nd Street                               11 West 42nd Street
      New York, New York 10036                          New York, New York 10036
          (212) 476-1000                                    (212) 476-1000

 (Name, address and telephone number, including area code, of agent for service)
--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

                                                 Proposed           Proposed
                                                 maximum            maximum
                                                 offering           aggregate               Amount of
Title of securities        Amount to be          price per          offering price          registration
 to be registered           registered           share (1)            (1)                      fee
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Common Stock, $.01         9,250,000             $32.04            $296,370,000            $23,977.00
par value                  shares
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

 (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on (i) 6,250,000 shares issuable upon exercise of options to be granted under the 2003 Omnibus Incentive Plan and (ii) 3,000,000 shares to be granted under the 2003 Employee Stock Purchase Plan at an average aggregate offering of $32.04 per share as computed based upon the average of the high and low sales prices of the Common Stock as reported on The New York Stock Exchange on September 23, 2003.

                                     PART I.
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.       Plan Information.*

Item 2.       Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"), and this Note to Part I of Form S-8.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents that we have filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

          o Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 10, 2003;

          o Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed on April 25, 2003;

          o Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed on July 25, 2003;

          o Current Report on Form 8-K, filed on January 3, 2003;

          o Current Report on Form 8-K, filed on January 21, 2003; and

          o the description of the Registrant's common stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on October 25, 2002.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered by this Registration Statement have been sold, or deregistering all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filing of such documents. Unless expressly incorporated into this Registration Statement, information "furnished" on Form 8-K or other periodic report shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities.

              Not applicable.

Item 5.       Interests of Named Experts and Counsel.

              Not applicable.

Item 6.       Indemnification of Directors and Officers.

     The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     The Registrant's Amended and Restated Bylaws provide that the Registrant will indemnify each present and former director, officer and employee of the Registrant or a constituent corporation and such agents of the Registrant as the Board of Directors shall determine, to the fullest extent provided by Delaware Law for all expenses and liabilities in connection with any proceeding involving the person in such capacity. The Registrant's Amended and Restated Certificate of Incorporation contains substantially similar indemnification terms.

     The Registrant's Amended and Restated Certificate of Incorporation provides that the personal liability of the Registrant's directors to the Registrant or the Registrant's stockholders for monetary damages for breach of fiduciary duty will be eliminated to the fullest extent permitted under the Delaware Law. Accordingly, the Registrant's directors will not be personally liable to the Registrant or its stockholders for monetary damages except for: (1) breaches of duty of loyalty to the Registrant and its stockholders; (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law; (3) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (4) transactions in which a director received an improper personal benefit.

     Under the Registrant's Amended and Restated Certificate of Incorporation, a director will not be deemed to breach any fiduciary duty or other obligation owed to the Registrant's stockholders or any other person by reason of:

          o failing to vote for (or voting against) any proposal or course of action that, in the director's judgment, would breach any requirement imposed on the Registrant or any of its subsidiaries or affiliates by the Blue Cross Blue Shield Association or its successor, or could lead to termination of any license granted to the Registrant or any of its subsidiaries or affiliates by the Blue Cross Blue Shield Association; or

          o voting in favor of any proposal or course of action that, in the director's judgment, is necessary to prevent a breach of any requirement imposed on the Registrant or any of its subsidiaries or affiliates by the Blue Cross Blue Shield Association or that could prevent termination of any license granted to the Registrant or any subsidiary or affiliate by the Blue Cross Blue Shield Association.

     The effect of these provisions in the Registrant's Amended and Restated Certificate of Incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. These provisions do not limit or eliminate the rights of the Registrant or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities law.

     The Registrant's Amended and Restated Bylaws also permit the company to secure insurance on behalf of any officer, director, employee or agent for any liability asserted against or incurred by these individuals in their capacity, or arising out of their status, regardless of whether other provisions of the Registrant's Amended and Restated Bylaws would permit indemnification. The Registrant currently maintains directors and officers liability insurance coverage.

Item 7.       Exemption from Registration Claimed.

              Not applicable.

Item 8.        Exhibits.

               4.1  Specimen   Common  Stock   Certificate   of  the  Registrant
                    (incorporated by reference to Exhibit 4.1 of Registrant's Registration Statement on Form S-1, No. 333-99051).

               4.2 Article VII of the Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Article VII of Exhibit 3.1 of Registrant's Registration on Form S-1, Statement No. 333-99051).

               5*   Opinion of Weil, Gotshal & Manges LLP.

               15* Letter of Ernst & Young LLP regarding unaudited consolidated interim financial statements.

              23.1* Consent of Ernst & Young LLP.

              23.2* Consent of Weil, Gotshal & Manges LLP (contained in Exhibit
                    5.1 to this registration statement).

              24*   Power of Attorney (included in the signature page hereof).
-------------
*filed herewith

Item 9.       Undertakings.

              (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or other controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23rd day of September, 2003.


                                       WELLCHOICE, INC.


                                       By:   /s/ Michael A. Stocker, M.D.
                                              ----------------------------
                                                Michael A. Stocker, M.D.
                                                Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael A. Stocker, M.D., John W. Remshard and Linda V. Tiano, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                      Title                               Date


/s/Michael A. Stocker, M.D.  Chief Executive Officer,        September 23, 2003
---------------------------   President and Director
Michael A. Stocker, M.D.     President Executive Officer)


/s/  John W. Remshard      Senior Vice President and Chief   September 23, 2003
------------------------     Financial Officer Principal
John W. Remshard           Financial and Accounting Officer)


/s/  Philip Briggs           Chairman of the Board           September 23, 2003
------------------------
Philip Briggs


/s/  Hermes L. Ames, III       Director                      September 23, 2003
------------------------
Hermes L. Ames, III

/s/  John R. Gunn              Director                      September 23, 2003
------------------------
John R. Gunn


/s/  Peter Hutchings           Director                      September 23, 2003
------------------------
Peter Hutchings


/s/ Susan L. Malley, Ph.D.     Director                      September 23, 2003
--------------------------
Susan L. Malley, Ph.D.


/s/  Edward J. Malloy         Director                       September 23, 2003
------------------------
Edward J. Malloy


/s/  John F. McGillicuddy     Director                       September 23, 2003
------------------------
John F. McGillicuddy


/s/  Robert R. McMillan       Director                       September 23, 2003
----------------------------
Robert R. McMillan


                              Director                       September 23, 2003
----------------------------
Robert D. Paul


/s/ Stephen S. Scheidt, M.D.  Director                       September 23, 2003
---------------------------
Stephen S. Scheidt, M.D.


/s/  Frederick O. Terrell     Director                       September 23, 2003
---------------------------
Frederick O. Terrell


/s/  Louis R. Tomson          Director                       September 23, 2003
---------------------------
Louis R. Tomson


/s/  Faye Wattleton           Director                       September 23, 2003
---------------------------
Faye Wattleton


                              Director                       September 23, 2003
---------------------------
John E. Zuccotti

                                    EXHIBIT INDEX

               4.1  Specimen   Common  Stock   Certificate   of  the  Registrant
                    (incorporated by reference to Exhibit 4.1 of Registrant's Registration Statement on Form S-1, No. 333-99051).

               4.2 Article VII of Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Article VII of Exhibit 3.1 of Registrant's Registration Statement on Form S-1, No. 333-99051).

              5*    Opinion of Weil, Gotshal & Manges LLP.

              15* Letter of Ernst & Young LLP regarding unaudited consolidated interim financial statements.

             23.1*  Consent of Ernst & Young LLP.

             23.2*  Consent of Weil, Gotshal & Manges LLP (contained in Exhibit
                    5.1 to this registration statement).

             24*    Power of Attorney (included in the signature page).
--------------
*filed herewith